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                                                                  Exhibit 24


                                POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes and constitutes Thomas E. Williams, and Anthony J. Allott, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below the Annual Report on Form 10-K of Applied Extrusion Technologies, Inc. for the fiscal year ended September 30, 1998, and any and all amendments to said Annual Report and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to said Annual Report and any and all amendments thereto.

Signature                  Capacity in Which Signed                Date



/s/ Amin J. Khoury         Chairman of the Board and          December 7, 1998
------------------------   Director
Amin J. Khoury

/s/ Thomas E. Williams     Director, President, and Chief     December 7, 1998
------------------------   Executive Officer (principal
Thomas E. Williams         executive officer)

/s/ Paul W. Marshall       Director                           December 7, 1998
------------------------
Paul W. Marshall

/s/ Richard G. Hamermesh   Director                           December 7, 1998
------------------------
Richard G. Hamermesh

/s/ Mark M. Harmeling      Director                           December 7, 1998
------------------------
Mark M. Harmeling

/s/ Nader A. Golestaneh    Director                           December 7, 1998
------------------------
Nader A. Golestaneh

/s/ Joseph J. O'Donnell    Director                           December 7, 1998
------------------------
Joseph J. O'Donnell